January 2021

Prospectus Supplement filed pursuant to Rule 424(b)(2) dated January 29, 2021 / Registration Statement No. 333-239610
STRUCTURED INVESTMENTS

               Opportunities in U.S. Equities

GS Finance Corp.

$3,005,000 Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The Contingent Income Auto-Callable Securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of a common share of American Express Company, the Class A common stock of Mastercard Incorporated and the Class A common stock of Visa Inc. The securities will mature on the stated maturity date (February 1, 2024) unless they are automatically called on any call observation date commencing on July 29, 2021 and ending on October 30, 2023. At maturity, if not previously automatically called, (i) if the final share price of each underlying stock is greater than or equal to its coupon threshold level ($81.382 with respect to a common share of American Express Company, $221.403 with respect to the Class A common stock of Mastercard Incorporated and $135.275 with respect to the Class A common stock of Visa Inc., which in each case is 70.00% of such underlying stock’s initial share price; the initial share price on the pricing date is $116.26 with respect to a common share of American Express Company, $316.29 with respect to the Class A common stock of Mastercard Incorporated and $193.25 with respect to the Class A common stock of Visa Inc.) you will receive the principal amount of your securities plus a coupon payment of $0.21875, (ii) if the final share price of any underlying stock is less than its coupon threshold level but the final share price of each underlying stock is greater than or equal to its downside threshold level ($69.756 with respect to a common share of American Express Company, $189.774 with respect to the Class A common stock of Mastercard Incorporated and $115.95 with respect to the Class A common stock of Visa Inc., which in each case is 60.00% of such underlying stock’s initial share price), you will not receive a coupon payment but you will receive the principal amount of your securities and (iii) if the final share price of any underlying index is less than its downside threshold level, you will not receive a coupon payment, the payment at maturity will be based on the performance of the underlying stock with the lowest index performance factor (the quotient of the final share price divided by the initial share price) and you will receive significantly less than the principal amount of your securities. Investors will not participate in any appreciation of any underlying stock. If the final share price of any underlying stock is less than its downside threshold level, you will not receive a coupon payment and you will lose a significant portion or all of your investment.

Your securities will be automatically called if the closing price of each underlying stock on any call observation date is greater than or equal to its initial share price, resulting in a payment on the corresponding call payment date equal to the principal amount of your securities plus the contingent quarterly coupon (defined below) then due.

The securities will not pay a fixed coupon and may pay no coupon on a coupon payment date. On each coupon determination date, subject to the automatic call feature, if the closing price of each underlying stock is greater than or equal to its coupon threshold level, you will receive on the corresponding coupon payment date a contingent quarterly coupon payment of $0.21875 for each $10 principal amount of your securities. If the closing price of any underlying stock on any coupon determination date is less than its coupon threshold level, you will not receive a coupon payment on the applicable coupon payment date.

On the stated maturity date, for each $10 principal amount of your securities you will receive an amount in cash equal to:

•	if the final share price of each underlying stock is greater than or equal to its coupon threshold level, $10 plus the final coupon;
•

if the final share price of any underlying stock is less than its coupon threshold level but the final share price of each underlying stock is greater than or equal to its downside threshold level, $10 (you will not receive a coupon); or

•

if the final share price of any underlying stock is less than its downside threshold level, the product of (i) $10 times (ii) the worst performing share performance factor. Under these circumstances, you will lose a significant portion or all of your investment.

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no contingent quarterly coupons and the risk of losing a significant portion or all of the principal of their securities based on the performance of the worst performing underlying stock .

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $9.33 per $10 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your securities, if it makes a market in the securities, see the following page.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-15. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	February 3, 2021	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.675% ($80,383.75 in total)*	Net proceeds to the issuer:	97.325% ($2,924,616.25 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $0.25 for each security it sells. It has informed us that it intends to internally allocate $0.05 of the selling concession for each security as a structuring fee. Goldman Sachs & Co. LLC will receive an underwriting discount of $0.0175 for each security.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Prospectus Supplement No. 1,479 dated January 29, 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $9.33 per $10 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $0.67 per $10 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through August 2, 2021, as described below). On and after August 3, 2021, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $0.67 initial additional amount:

•$0.42 will decline to zero on a straight-line basis from the time of pricing through August 2, 2021; and

•$0.25 will decline to zero on a straight-line basis from February 28, 2021 through March 13, 2021.

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●Prospectus supplement dated July 1, 2020

●Prospectus dated July 1, 2020

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

GS Finance Corp.

$3,005,000 Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The Contingent Income Auto-Callable Securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of a common share of American Express Company, the Class A common stock of Mastercard Incorporated and the Class A common stock of Visa Inc. The securities will mature on the stated maturity date (February 1, 2024) unless they are automatically called on any call observation date commencing on July 29, 2021 and ending on October 30, 2023. At maturity, if not previously automatically called, (i) if the final share price of each underlying stock is greater than or equal to its coupon threshold level ($81.382 with respect to a common share of American Express Company, $221.403 with respect to the Class A common stock of Mastercard Incorporated and $135.275 with respect to the Class A common stock of Visa Inc., which in each case is 70.00% of such underlying stock’s initial share price; the initial share price on the pricing date is $116.26 with respect to a common share of American Express Company, $316.29 with respect to the Class A common stock of Mastercard Incorporated and $193.25 with respect to the Class A common stock of Visa Inc.) you will receive the principal amount of your securities plus a coupon payment of $0.21875, (ii) if the final share price of any underlying stock is less than its coupon threshold level but the final share price of each underlying stock is greater than or equal to its downside threshold level ($69.756 with respect to a common share of American Express Company, $189.774 with respect to the Class A common stock of Mastercard Incorporated and $115.95 with respect to the Class A common stock of Visa Inc., which in each case is 60.00% of such underlying stock’s initial share price), you will not receive a coupon payment but you will receive the principal amount of your securities and (iii) if the final share price of any underlying index is less than its downside threshold level, you will not receive a coupon payment, the payment at maturity will be based on the performance of the underlying stock with the lowest index performance factor (the quotient of the final share price divided by the initial share price) and you will receive significantly less than the principal amount of your securities. Investors will not participate in any appreciation of any underlying stock. If the final share price of any underlying stock is less than its downside threshold level, you will not receive a coupon payment and you will lose a significant portion or all of your investment.

Your securities will be automatically called if the closing price of each underlying stock on any call observation date is greater than or equal to its initial share price, resulting in a payment on the corresponding call payment date equal to the principal amount of your securities plus the contingent quarterly coupon (defined below) then due.

The securities will not pay a fixed coupon and may pay no coupon on a coupon payment date. On each coupon determination date, subject to the automatic call feature, if the closing price of each underlying stock is greater than or equal to its coupon threshold level, you will receive on the corresponding coupon payment date a contingent quarterly coupon payment of $0.21875 for each $10 principal amount of your securities. If the closing price of any underlying stock on any coupon determination date is less than its coupon threshold level, you will not receive a coupon payment on the applicable coupon payment date.

On the stated maturity date, for each $10 principal amount of your securities you will receive an amount in cash equal to:

•	if the final share price of each underlying stock is greater than or equal to its coupon threshold level, $10 plus the final coupon;
•

if the final share price of any underlying stock is less than its coupon threshold level but the final share price of each underlying stock is greater than or equal to its downside threshold level, $10 (you will not receive a coupon); or

•

if the final share price of any underlying stock is less than its downside threshold level, the product of (i) $10 times (ii) the worst performing share performance factor. Under these circumstances, you will lose a significant portion or all of your investment.

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no contingent quarterly coupons and the risk of losing a significant portion or all of the principal of their securities based on the performance of the worst performing underlying stock .

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Aggregate principal amount:	$3,005,000
Underlying stocks:

a common share of American Express Company (Bloomberg symbol, “AXP UN”), the Class A common stock of Mastercard Incorporated (Bloomberg symbol, “MA UN”) and the Class A common stock of Visa Inc. (Bloomberg symbol, “V UN”)

Pricing date:	January 29, 2021
Original issue date:	February 3, 2021
Coupon determination dates:	as set forth under “Coupon determination dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Stated maturity date:	February 1, 2024
Stated principal amount/Original issue price:	$10 per security / 100% of the principal amount
Estimated value:	approximately $9.33 per security
Payment at maturity:

•if the final share price of each underlying stock is greater than or equal to its coupon threshold level, $10 plus the final coupon; or

•if the final share price of any underlying stock is less than its coupon threshold level but the final share price of each underlying stock is greater than or equal to its downside threshold level, $10; or

•if the final share price of any underlying stock is less than its downside threshold level, $10 × the worst performing share performance factor

Initial share price:

$116.26 with respect to a common share of American Express Company, $316.29 with respect to the Class A common stock of Mastercard Incorporated and $193.25 with respect to the Class A common stock of Visa Inc.

Final share price:	with respect to each underlying stock, the closing price of such underlying stock on the determination date
Call observation dates:	each coupon determination date specified in the table below commencing on July 29, 2021 and ending on October 30, 2023
Call payment dates:	the coupon payment date immediately after the applicable call observation date
Determination date:	the last coupon determination date, January 29, 2024
Coupon threshold level:

$81.382 with respect to a common share of American Express Company, $221.403 with respect to the Class A common stock of Mastercard Incorporated and $135.275 with respect to the Class A common stock of Visa Inc. (in each case, 70.00% of such underlying stock’s initial share price)

Downside threshold level:

$69.756 with respect to a common share of American Express Company, $189.774 with respect to the Class A common stock of Mastercard Incorporated and $115.95 with respect to the Class A common stock of Visa Inc. (in each case, 60.00% of such underlying stock’s initial share price)

Automatic call feature:	if, as measured on any call observation date, the closing price of each underlying stock is greater than or equal to its initial share price, your securities will be automatically called
Contingent quarterly coupon:

•if the closing price of each underlying stock on the applicable coupon determination date is greater than or equal to its coupon threshold level, $0.21875; or

•if the closing price of any underlying stock on the applicable coupon determination date is less than its coupon threshold level, $0.00

Share performance factor:	with respect to each underlying stock, the final share price / the initial share price
Worst performing underlying stock:	the underlying stock with the lowest share performance factor
Worst performing share performance factor:	the share performance factor of the worst performing underlying stock
CUSIP / ISIN:	36259U642 / US36259U6423
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

Coupon determination dates*	Coupon payment dates**
April 29, 2021	May 4, 2021
July 29, 2021 Ɨ	August 3, 2021
October 29, 2021	November 3, 2021
January 31, 2022	February 3, 2022
April 29, 2022	May 4, 2022
July 29, 2022	August 3, 2022
October 31, 2022	November 3, 2022
January 30, 2023	February 2, 2023
May 1, 2023	May 4, 2023
July 31, 2023	August 3, 2023

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

October 30, 2023	November 2, 2023
January 29, 2024 (determination date)	February 1, 2024 (stated maturity date)

*Subject to postponement for non-trading days and market disruption events as described under “Specific Terms of Your Securities —Coupon Determination Dates” on page S-27 of this prospectus supplement

**Subject to postponement as described under “Specific Terms of Your Securities —Contingent Quarterly Coupon and Coupon Payment Dates” on page S-27 of this prospectus supplement

ƗThis is the first date on which your notes may be automatically called.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

We refer to the securities we are offering by this prospectus supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Final Terms” and “Specific Terms of Your Securities” in this prospectus supplement. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 1, 2020, and  references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 1, 2020, for Medium-Term Notes, Series F, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. References to the “indenture” in this prospectus supplement mean the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

The Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon of $0.21875 for each $10 principal amount of their securities with respect to each quarterly coupon determination date but only if the closing price of each underlying stock is greater than or equal to its coupon threshold level. It is possible that the closing price of any underlying stock could remain below its coupon threshold level for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent quarterly coupons.

If the closing price of each underlying stock is greater than or equal to its initial share price on any call observation date, the securities will be automatically called for an amount equal to the principal amount plus the contingent quarterly coupon then due. If the securities have not previously been automatically called and the final share price of each underlying stock is greater than or equal to its coupon threshold level, the payment at maturity will be $10 plus the final coupon. If the securities have not previously been automatically called and the final share price of each underlying stock is greater than or equal to its downside threshold level, but the final share price of any underlying stock is less than its coupon threshold level, the payment at maturity will be $10. However, if the securities have not previously been automatically called and the final share price of any underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying stock, as compared to its initial share price, on a 1 to 1 basis. In this case, the payment at maturity will be less than 60.00% of the principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly coupon. In addition, investors will not participate in any appreciation of any underlying stock.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly coupon of $0.21875 with respect to each coupon determination date on which the closing price of each underlying stock is greater than or equal to its coupon threshold level. The securities may be automatically called prior to maturity for the principal amount per security plus the coupon then due, and the payment at maturity will vary depending on the final share prices of the underlying stocks, as follows:

Scenario 1

On any of the call observation dates, the closing price of each underlying stock is greater than or equal to its initial share price.

▪The securities will be automatically called for (i) the principal amount plus (ii) the contingent quarterly coupon then due.

▪Investors will not participate in any appreciation of any underlying stock from its initial share price.

Scenario 2

The securities are not automatically called prior to maturity, and the final share price of each underlying stock is greater than or equal to its coupon threshold level.

▪The payment due at maturity will be $10.00 plus the final coupon.

▪Investors will not participate in any appreciation of any underlying stock from its initial share price.

Scenario 3

The securities are not automatically called prior to maturity, and the final share price of each underlying stock is greater than its downside threshold but the final share price of at least one underlying stock is less than its coupon threshold

▪The payment at maturity will be $10.00.

▪Investors will not receive a final coupon.

Scenario 4

The securities are not automatically called prior to maturity, and the final share price of any underlying stock is less than its downside threshold level.

▪The payment due at maturity will be equal to the product of (i) the stated principal amount times (ii) the worst performing share performance factor.

▪Investors will lose a significant portion, and may lose all, of their principal in this scenario.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of each underlying stock on the applicable call observation date and (2) the final share price of each underlying stock.

Diagram #1: Call Observation Dates (beginning on the second Coupon Determination Date)

Diagram #2: Payment at Maturity if the Securities are Not Automatically Called

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Initial share prices:

$116.26 with respect to a common share of American Express Company, $316.29 with respect to the Class A common stock of Mastercard Incorporated and $193.25 with respect to the Class A common stock of Visa Inc.

Coupon threshold levels:

$81.382 with respect to a common share of American Express Company, $221.403 with respect to the Class A common stock of Mastercard Incorporated and $135.275 with respect to the Class A common stock of Visa Inc. (in each case, 70.00% of such underlying stock’s initial share price)

Downside threshold levels:

$69.756 with respect to a common share of American Express Company, $189.774 with respect to the Class A common stock of Mastercard Incorporated and $115.95 with respect to the Class A common stock of Visa Inc. (in each case, 60.00% of such underlying stock’s initial share price)

Contingent quarterly coupon:	$0.21875 per security
Principal amount:	$10 per security

In Examples 1 and 2, the closing price of each underlying stock fluctuates over the term of the securities and the closing price of each underlying stock is greater than or equal to its initial share price on one of the call observation dates. Because the closing price of each underlying stock is greater than or equal to its initial share price on one of the call observation dates, the securities are automatically called on the applicable call observation date. In Examples 3 and 4, the closing price of at least one underlying stock on all of the call observation dates is less than its initial share price, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

		Example 1					Example 2
Date	Hypothetical Closing Price			Contingent Quarterly Coupon	Amount Payable on the Call Payment Date*	Hypothetical Closing Price			Contingent Quarterly Coupon	Amount Payable on the Call Payment Date*
	American Express Company	Mastercard Incorporated	Visa Inc.			American Express Company	Mastercard Incorporated	Visa Inc.
Coupon Determination Date #1	$80.00	$190.00	$130.00	$0	N/A	$70.00	$210	$150.00	$0	N/A
Coupon Determination Date #2/ Call Observation Date #1	$140.00	$400.00	$250.00	$0.21875	$10.21875*	$60.00	$100.00	$120.00	$0	N/A
Coupon Determination Date #3/ Call Observation Date #2	N/A	N/A	N/A	N/A	N/A	$100.00	$200.00	$100.00	$0	N/A
Coupon Determination Date #4/ Call Observation Date #3	N/A	N/A	N/A	N/A	N/A	$110.00	$270.00	$150.00	$0.21875	N/A
Coupon Determination Date #5/ Call Observation Date #4	N/A	N/A	N/A	N/A	N/A	$70.00	$150.00	$180.00	$0	N/A
Coupon Determination Date #6/ Call Observation Date #5	N/A	N/A	N/A	N/A	N/A	$110.00	$300.00	$180.00	$0.21875	N/A
Coupon Determination Date #7/ Call Observation Date #6	N/A	N/A	N/A	N/A	N/A	$70.00	$135.00	$130.00	$0	N/A

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Coupon Determination Date #8/ Call Observation Date #7	N/A	N/A	N/A	N/A	N/A	$50.00	$135.00	$140.00	$0	N/A
Coupon Determination Date #9/ Call Observation Date #8	N/A	N/A	N/A	N/A	N/A	$162.76	$442.81	$270.55	$0.21875	$10.21875*
Coupon Determination Date #10/ Call Observation Date #9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Coupon Determination Date #11/ Call Observation Date #10	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Coupon Determination Date #12 / Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

* The amount payable on a call payment date includes the unpaid contingent quarterly coupon with respect to the coupon determination date on which the closing price of each underlying stock is greater than or equal to its initial share price and the securities are automatically called as a result.

▪

In Example 1, the securities are automatically called on the first call observation date as the closing price of each underlying stock on such date is greater than its initial share price. You receive an amount on the corresponding call payment date, calculated as follows:

principal amount + contingent quarterly coupon = $10.00 + $0.21875 = $10.21875

In this example, the automatic call feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are automatically called, you will stop receiving contingent coupons. Further, although each underlying stock has appreciated from its initial share price as of the first call observation date, on the call payment date you receive only $10.21875 per security and do not benefit from such appreciation.

▪

In Example 2, the securities are automatically called on the eighth call observation date as the closing price of each underlying stock on such date is greater than its initial share price. As the closing prices of each underlying stock on the fourth, sixth and ninth coupon determination dates are greater than its coupon threshold level, you receive the contingent coupon of $0.21875 with respect to each such coupon determination date. Following the eighth call observation date, you receive an amount on the corresponding call payment date of $10.21875, which includes the contingent quarterly coupon with respect to the ninth coupon determination date.

In this example, the automatic call feature limits the term of your investment to approximately 27 months, and you may not be able to reinvest at comparable terms or returns. If the securities are automatically called, you will stop receiving contingent coupons. Further, although each underlying stock has appreciated by approximately 40.00% from its initial share price as of the eighth call observation date, on the call payment date you receive only $10.21875 per security and do not benefit from such appreciation.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

	Example 3					Example 4
Date	Hypothetical Closing Price			Contingent Quarterly Coupon	Amount Payable on the Call Payment Date	Hypothetical Closing Price			Contingent Quarterly Coupon	Amount Payable on the Call Payment Date
	American Express Company	Mastercard Incorporated	Visa Inc.			American Express Company	Mastercard Incorporated	Visa Inc.
Coupon Determination Date #1	$80.00	$100.00	$140.00	$0.00	N/A	$40.00	$200.00	$140.00	$0.00	N/A
Coupon Determination Date #2/ Call Observation Date #1	$70.00	$210.00	$110.00	$0.00	N/A	$55.00	$125.00	$110.00	$0.00	N/A
Coupon Determination Date #3/ Call Observation Date #2	$90.00	$180.00	$120.00	$0.00	N/A	$30.00	$190.00	$120.00	$0.00	N/A
Coupon Determination Date #4/ Call Observation Date #3	$60.00	$190.00	$130.00	$0.00	N/A	$60.00	$180.00	$130.00	$0.00	N/A
Coupon Determination Date #5/ Call Observation Date #4	$65.00	$215.00	$150.00	$0.00	N/A	$40.00	$120.00	$150.00	$0.00	N/A
Coupon Determination Date #6/ Call Observation Date #5	$60.00	$160.00	$110.00	$0.00	N/A	$20.00	$210.00	$110.00	$0.00	N/A
Coupon Determination Date #7/ Call Observation Date #6	$75.00	$140.00	$100.00	$0.00	N/A	$50.00	$220.00	$100.00	$0.00	N/A
Coupon Determination Date #8/ Call Observation Date #7	$120.00	$200.00	$90.00	$0.00	N/A	$30.00	$185.00	$90.00	$0.00	N/A
Coupon Determination Date #9/ Call Observation Date #8	$55.00	$295.00	$140.00	$0.00	N/A	$45.00	$190.00	$140.00	$0.00	N/A
Coupon Determination Date #10/ Call Observation Date #9	$50.00	$205.00	$130.00	$0.00	N/A	$50.00	$160.00	$130.00	$0.00	N/A
Coupon Determination Date #11/ Call Observation Date #10	$60.00	$175.00	$120.00	$0.00	N/A	$120.00	$165.00	$120.00	$0.00	N/A
Coupon Determination Date #12 / Determination Date	$85.00	$190.00	$96.63	$0.00	N/A	$110.00	$300.00	$164.26	$0.21875	N/A
Payment at Maturity	$5.00					$10.21875

Examples 3 and 4 illustrate the payment at maturity per security based on the worst performing underlying stock.

▪

In Example 3, the closing price of at least one underlying stock is less than its coupon threshold level on each coupon determination date and the determination date. As a result, you do not receive any contingent quarterly coupons during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the worst performing underlying stock. As the final share price of at least one underlying stock is less than its downside threshold level, investors will receive a payment at maturity equal to the product of (i) the stated principal amount times (ii) the worst performing share performance factor, calculated as follows:

stated principal amount × worst performing share performance factor = $10.00 × ($96.63/$193.25) = $5.00

In this example, the payment you receive at maturity is significantly less than the principal amount.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

▪

In Example 4, the closing price of at least one underlying stock is less than its coupon threshold level on each of the coupon determination dates prior to the determination date. As a result, you do not receive any contingent quarterly coupons with respect to any coupon determination date prior to the determination date.  On the determination date, the Class A common stock of Visa Inc., which is the worst performing underlying stock, decreases to a final share price of $164.26. Although the final share price of the worst performing underlying stock is less than its initial share price, because the final share price of each underlying stock is still greater than or equal to its coupon threshold level, you receive at maturity $10.00 plus the final coupon.

In this example, although the final share price of the worst performing underlying stock represents a decline of approximately 15.00% from its initial share price, you receive a total payment of $10.21875 per security at maturity because the final share price of the worst performing underlying stock is not less than its downside threshold level.

If the securities are not automatically called prior to maturity and the final share price of any underlying stock is less than its downside threshold level, you will lose a significant portion or all of your investment in the securities, even if any other underlying stock has appreciated or has not depreciated as much.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical final share prices of the worst performing underlying stock could have on the payment at maturity assuming all variables remain constant.

The examples below are based on a range of final share prices that are entirely hypothetical; no one can predict what the underlying stock price of any underlying stock will be on any day throughout the life of your securities, and no one can predict what the underlying stock price of any underlying stock will be on any coupon determination date or the determination date. The underlying stocks have been highly volatile in the past — meaning that the underlying stock prices have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the principal amount and held to a call payment date or the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stocks and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your securities. For more information on the estimated value of your securities, see “Additional Risk Factors Specific to Your Securities — The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities” on page S-15 of this prospectus supplement.

The information in the examples also reflects the key terms and assumptions in the box below.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Key Terms and Assumptions
Principal amount	$10
Coupon threshold level	with respect to each underlying stock, 70.00% of such underlying stock’s initial share price
Downside threshold level	with respect to each underlying stock, 60.00% of such underlying stock’s initial share price

•Neither a market disruption event nor a non-trading day occurs on the originally scheduled determination date

•No change in or affecting any of the underlying stocks

•The effect of any accrued and unpaid coupon has been excluded

•Securities purchased on original issue date at the principal amount and held to the stated maturity date

For these reasons, the actual performance of the underlying stocks over the life of your securities, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical underlying stock prices shown elsewhere in this prospectus supplement. For information about the historical prices of the underlying stocks during recent periods, see “The Underlying Stocks — Historical Closing Prices of the Underlying Stocks” below. Before investing in the offered securities, you should consult publicly available information to determine the relevant prices of the underlying stocks between the date of this prospectus supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying stock.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of any underlying stock is less than its initial share price), the cash payment we would deliver for each $10 principal amount of your securities on the stated maturity date will depend on the performance of the worst performing underlying stock on the determination date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The prices in the left column of the table below represent hypothetical final share prices of the worst performing underlying stock and are expressed as percentages of its initial share price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final share price of the worst performing underlying stock, and are expressed as percentages of the principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the amount of cash that we would deliver for each $10 of the outstanding principal amount of the offered securities on the stated maturity date would equal 100.000% of the principal amount of a security, based on the corresponding hypothetical final share price of the worst performing underlying stock and the assumptions noted above.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The Securities Have Not Been Automatically Called

Hypothetical Final Share Price of the Worst Performing Underlying Stock (as Percentage of Initial Share Price)	Hypothetical Payment at Maturity (as Percentage of Principal Amount)

175.000%	100.000%*
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
100.000%	100.000%*
95.000%	100.000%*
85.000%	100.000%*
70.000%	100.000%*
67.000%	100.000%
60.000%	100.000%
59.999%	59.999%
50.000%	50.000%
40.000%	40.000%
25.000%	25.000%
0.000%	0.000%

* Does not include the final coupon.

If, for example, the securities have not been automatically called on a call observation date and the final share price of the worst performing underlying stock were determined to be 25.000% of its initial share price, the amount that we would pay on your securities at maturity would be 25.000% of the principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to principal amount you would lose a correspondingly higher percentage of your investment). In addition, if the final share price of the worst performing underlying stock were determined to be 175.000% of its initial share price, the amount that we would pay on your securities at maturity would be limited to 100.000% of each $10 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final share price over the initial share price.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments at maturity on securities held to the stated maturity date in the examples above assume you purchased your securities at their principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Securities — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” on page S-17.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not guarantee the payment of interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this prospectus supplement.

We cannot predict the actual final share prices of the underlying stocks or what the market value of your securities will be on any particular trading day, nor can we predict the relationship between the final share prices of the underlying stocks and the market value of your securities at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered securities will depend on whether or not the securities are automatically called on any call observation date, the actual final share prices determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount to be paid in respect of your securities, if any, on the stated maturity date may be very different from the information reflected in the examples above.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stocks. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the payment on your securities, if any, on the stated maturity date will be based on the performance of the worst performing of a common share of American Express Company, the Class A common stock of Mastercard Incorporated and the Class A common stock of Visa Inc., each as measured from its initial share price to its closing price on the determination date. If the final share price of any underlying stock is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the closing price of the worst performing underlying stock over the term of the securities. Under these circumstances, you will lose a significant portion or all of your investment, which would include any premium to the principal amount you paid when you purchased the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Price of the Worst Performing Underlying Stock

If your securities are not automatically called and the final share price of the worst performing underlying stock is less than its downside threshold level, you will lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 40.00% between the initial share price and the final share price of the worst performing underlying stock will not result in a loss of principal on the securities, a decrease in the final share price of the worst performing underlying stock to less than 60.00% of its initial share price will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the price of the worst performing underlying stock.

You May Not Receive a Contingent Quarterly Coupon on Any Coupon Payment Date

If the closing price of any underlying stock on any coupon determination date is less than its coupon threshold level, you will not receive a coupon payment on the applicable coupon payment date. If this occurs on every coupon determination date, you will receive no contingent quarterly coupons and you will earn less than you would have earned by investing in a security that bears interest at the prevailing market rate.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performance of each underlying stock, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 68 of the accompanying prospectus.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

You Will Not Participate in Any Appreciation in the Price of Any Underlying Stock and The Potential for the Value of Your Securities to Increase Will Be Limited

The amount you may receive for each of your securities at maturity is limited to $10.00 plus the final coupon, no matter how much the price of any underlying stock may rise beyond its initial share price over the life of your securities. Accordingly, the amount payable for each of your securities may be significantly less than it would have been had you invested directly in one or more of the underlying stocks.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Your Securities Are Subject to Automatic Redemption

We will call and automatically redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of each underlying stock is greater than or equal to its initial share price. Therefore, the term for your securities may be reduced to as few as approximately six months after the original issue date. You will receive no further payments after the securities are redeemed. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Quarterly Coupon Does Not Reflect the Actual Performance of the Worst Performing Underlying Stock from Coupon Determination Date to Coupon Determination Date and Is Based Solely on the Closing Price of the Worst Performing Underlying Stock on the Applicable Coupon Determination Date

Whether the contingent quarterly coupon will be paid on a coupon payment date will be based on the closing price of the worst performing underlying stock on the applicable coupon determination date. The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference between the initial share price and the closing price of the worst performing underlying stock on any coupon determination date or the difference between the closing prices of the worst performing underlying stock on two coupon determination dates. Accordingly, the contingent quarterly coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the worst performing underlying stock that pays interest based on the performance of the worst performing underlying stock from the initial share price to the closing price of the worst performing underlying stock on any coupon determination date or from coupon determination date to coupon determination date. Moreover, because payment of the contingent quarterly coupon is based solely on the closing price of the worst performing underlying stock on the applicable coupon determination date, if such closing price is less than the coupon threshold level, you will not receive a contingent quarterly coupon with respect to such coupon determination date, even if the closing price of any other underlying stock was higher on other days during the term of the securities, and even if the closing price of any other underlying stock on the applicable coupon determination date is higher than its coupon threshold level.

The Payment of the Contingent Coupon, If Any, and the Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Stock

The payment of the contingent quarterly coupon, if any, and the payment at maturity (if the securities are not automatically called) will be based on the worst performing underlying stock without regard to the performance of any other underlying stock. As a result, if the closing price of the worst performing underlying stock on the applicable coupon determination date is less than the coupon threshold level, you will not receive a contingent quarterly coupon with respect to such coupon determination date. Further, you could lose all or some of your initial investment at maturity if the worst performing underlying stock performance factor is negative, even if there is an increase in the value of any other underlying stock. This could be the case even if any other underlying stock increased by an amount greater than the decrease in the worst performing underlying stock.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•	the market prices of the underlying stocks to which your securities are linked;
•	the volatility — i.e., the frequency and magnitude of changes — in the market prices of the underlying stocks;
•	the dividend rates of the underlying stocks;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlying stocks are a part, and which may affect the market prices of the underlying stocks;

•	interest rates and yield rates in the market;
•	the time remaining until your securities mature; and

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities.

If the Market Prices of the Underlying Stocks Change, the Market Value of Your Security May Not Change in the Same Manner

Your security may trade quite differently from the underlying stocks. Changes in the market prices of the underlying stocks may not result in a comparable change in the market value of your security. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” above.

We Will Not Hold Shares of the Underlying Stocks for Your Benefit

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stocks for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Any Rights to Receive Any Underlying Stock

Investing in your securities will not make you a holder of any underlying stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying stocks or any other rights of a holder of the underlying stocks. In addition, you will have no right to receive any shares of the underlying stocks on the stated maturity date.

If You Purchase Your Securities at a Premium to Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Principal Amount and the Impact of Certain Key Terms of the Securities Will Be Negatively Affected

The amount you will be paid for your securities on the stated maturity date, if any, or the amount you will be paid on a call payment date will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at principal amount. If you purchase your securities at a premium to principal amount and hold them to a call payment date or the stated maturity date, the return on your investment in the securities will be lower than it would have been had you purchased the securities at principal amount or a discount to principal amount.

In Some Circumstances, the Payment You Receive on the Securities May Be Based on the Securities of Another Company and Not the Issuer of an Underlying Stock

Following certain corporate events relating to an underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such underlying stock issuer or any cash or any other assets distributed to holders of shares of such underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Specific Terms of Your Securities — Anti-dilution Adjustments”.

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing shares of the underlying stocks and listed or over-the-counter options, futures and/or other instruments linked to the underlying stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to changes in the prices of the underlying stocks.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the prices of the underlying stocks and therefore the market value of your securities and the amount we will pay on your securities at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying stocks. Investors

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Securities

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlying stock issuers, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the securities.

If Goldman Sachs becomes a holder of the underlying stocks in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the securities.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Securities

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlying stocks or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlying stocks, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the securities.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Issuers of the Underlying Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the issuers of the underlying stocks, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the underlying stocks and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the securities or with investors in the securities.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the securities will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

no fees or other compensation payable by any party or indirectly by holders of the securities will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Securities May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlying stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of securities will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the securities.

The terms of the offering (including the selection of the underlying stocks, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the securities.

Past Performance of the Underlying Stocks is No Guide to Future Performance of the Underlying Stocks

The actual performance of the underlying stocks over the life of the securities, as well as the amount payable at maturity or on any coupon payment date, as applicable, may bear little or no relation to the historical closing prices of the underlying stocks set forth below under “The Underlying Stocks — Historical Closing Prices of the Underlying Stocks” or to the hypothetical examples shown elsewhere in this prospectus supplement. You cannot predict the future prices of the underlying stocks based on its historical fluctuations.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Market Value of Your Securities, When Your Securities Mature and the Amount You Receive at Maturity

As calculation agent for your securities, GS&Co. will have discretion in making certain determinations that affect your securities, including determining: whether your securities will be automatically called; the final share price of each underlying stock on the determination date, which we will use to determine the amount we must pay on the stated maturity date; whether to postpone a call observation date or the determination date because of a market disruption event or a non-trading day; the coupon payment dates; the call observation dates; the call payment dates and the stated maturity date. The calculation agent also has discretion in making certain adjustments relating to the underlying stock. See “Specific Terms of Your Securities — Anti-dilution Adjustments” below. The exercise of this discretion by GS&Co. could adversely affect the value of your securities and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days' written notice to GS Finance Corp.

There is No Affiliation Between the Underlying Stock Issuers and Us

Goldman Sachs is not affiliated with the underlying stock issuers. As discussed above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the underlying stock issuers. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers. You, as an investor in your security, should make your own investigation into the underlying stock issuers.

The underlying stock issuers are not involved in this offering of your securities in any way and do not have any obligation of any sort with respect to your securities. Thus, the underlying stock issuers do not have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your securities.

We Expect Your Securities Will Not Have an Active Trading Market

Your securities will not be listed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, we expect it will not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

You Have Limited Anti-Dilution Protection

GS&Co., as calculation agent for your security, will adjust the underlying stock prices for stock splits, reverse stock splits, stock dividends, extraordinary dividends, reorganization events, and other events that affect the underlying stock issuers’, or any distribution property issuers’, capital structure, but only in the situations we describe in “Specific Terms of Your Securities — Anti-dilution Adjustments” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect an underlying stock. For example, the calculation agent will not adjust the underlying stock prices for events such as an offering of the underlying stocks for cash by the underlying stock issuers, a tender or exchange offer for the underlying stocks at a premium to their then-current market prices by the underlying stock issuers or a tender or exchange offer for less than all the outstanding shares of the underlying stocks by a third party. In addition, the calculation agent will not adjust the reference amount for regular cash dividends. Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to corporate or other events as described under “Specific Terms of Your Securities — Anti-dilution Adjustments — Reorganization Events” below. Those events or other actions by the underlying stock issuers or a third party may nevertheless adversely affect the market price of one share of the underlying stocks and, therefore, adversely affect the market value of your securities. The underlying stock issuers or a third party could make an offering or a tender or exchange offer, or the underlying stock issuers could take any other action, that adversely affects the market prices of the underlying stocks and the market value of your security but does not result in an anti-dilution adjustment for your benefit.

We May Sell an Additional Aggregate Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate principal amount of the securities subsequent to the date of this prospectus supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this prospectus supplement.

The Calculation Agent Can Postpone Any Coupon Determination Date or the Determination Date, as the Case May Be, If a Market Disruption Event or a Non-Trading Day Occurs or is Continuing

If the calculation agent determines that, on a date that would otherwise be a coupon determination date or the determination date, a market disruption event has occurred or is continuing with respect to any underlying stock or that day is not a trading day with respect to any underlying stock, such coupon determination date or the determination date will be postponed as provided under “Specific Terms of Your Notes — Coupon Determination Dates” and “Specific Terms of Your Notes — Determination Date”, as applicable. In no case, however, will the coupon determination date or the determination date be postponed to a date later than the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date, as applicable, or if the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date is not a business day, later than the first business day after the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date. Moreover, if a coupon determination date or the determination date, as applicable, is postponed to the last possible day, but the market disruption event has not ceased by that day or that day is not a trading day, that day will nevertheless be the coupon determination date or the determination date, as applicable, for the corresponding coupon payment date or stated maturity date.  In such a case, the calculation agent will determine the applicable closing prices of the underlying stocks or final share prices for such coupon determination date or the determination date based on the procedures described under “Specific Terms of Your Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Specific Terms of Your Securities

We refer to the securities we are offering by this prospectus supplement as the “offered securities” or the “securities”. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated July 1, 2020, and  references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated July 1, 2020, for Medium-Term Notes, Series F, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc.  Please note that in this section entitled “Specific Terms of Your Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

The Contingent Income Auto-Callable Securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The offered securities are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under the indenture from time to time as described in the accompanying prospectus. The offered securities are also “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the offered securities, including your security; terms that apply generally to all Series F medium-term securities are described in “Description of Notes We May Offer” in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and the accompanying prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

In addition to those terms described under “Final Terms” in this prospectus supplement, the following terms will apply to your security:

Specified currency:

•	U.S. dollars (“$” or “USD”)

Form of note:

•	global form only: yes, at DTC
•	non-global form available: no

Principal amount: each security will have a principal amount of $10; $3,005,000 in the aggregate for all the offered securities; the aggregate principal amount of the offered securities may be increased if the issuer, at its sole option, decides to sell an additional amount of the offered securities on a date subsequent to the date of this prospectus supplement

Regular record date: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Denominations: each security registered in the name of a holder must have a principal amount of $10 or an integral multiple of $10 in excess thereof

No listing: your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system

Defeasance applies as follows:

•	full defeasance: no
•	covenant defeasance: no

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Other terms:

•	the default amount will be payable on any acceleration of the maturity of your security as described under “— Special Calculation Provisions” below
•	anti-dilution provisions will apply to your security; see “— Anti-dilution Adjustments” below
•	a business day for your security may not be the same as a business day for certain of our other Series F medium-term securities; see “— Special Calculation Provisions” below
•	a trading day for your security may not be the same as a trading day for certain of our other Series F medium-term securities; see “— Special Calculation Provisions” below

Please note that the information about the settlement or pricing dates, issue price, discounts, commission or concessions and net proceeds to GS Finance Corp. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the securities. We may decide to sell additional securities on one or more dates after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth on the front cover page or elsewhere in this prospectus supplement. If you have purchased your security in a market making transaction after the initial issuance and sale of the securities, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

We describe the terms of your security in more detail below.

Underlying Stock and Underlying Stock Issuer

In this prospectus supplement, when we refer to an underlying stock, we mean a common share of American Express Company, the Class A common stock of Mastercard Incorporated or the Class A common stock of Visa Inc., except as described under “— Anti-dilution Adjustments — Reorganization Events” and “— Anti-dilution Adjustments — Distribution Property” below. When we refer to an underlying stock issuer, we mean American Express Company, Mastercard Incorporated or Visa Inc. or any successor thereto.

Automatic Call Feature

If, as measured on any call observation date, the closing price of each underlying stock is greater than or equal to its initial share price, your securities will be automatically called. If your securities are automatically called on any call observation date, on the corresponding call payment date you will receive an amount in cash equal to $10 for each $10 principal amount of your securities in addition to the coupon then due.

With respect to each underlying stock, the calculation agent will determine the closing price for each call observation date, which will be the closing price of one share of such underlying stock on the applicable call observation date, subject to any anti-dilution adjustments. The calculation agent will have discretion to adjust the closing prices of the underlying stocks on the applicable call observation date or to determine them in a different manner as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Anti-Dilution Adjustments” below.

Payment of Contingent Quarterly Coupon

Subject to the automatic call feature, on each coupon payment date, for each $10 principal amount of your securities we will pay you an amount in cash equal to:

•	if the closing price of each underlying stock on the related coupon determination date is greater than or equal to its coupon threshold level, $0.21875; or
•	if the closing price of any underlying stock on the related coupon determination date is less than its coupon threshold level, $0.00.

The coupon threshold level is $81.382 with respect to a common share of American Express Company, $221.403 with respect to the Class A common stock of Mastercard Incorporated and $135.275 with respect to the Class A common stock of Visa Inc. (in each case, 70.00% of such underlying stock’s initial share price).

The initial share price is $116.26 with respect to a common share of American Express Company, $316.29 with respect to the Class A common stock of Mastercard Incorporated and $193.25 with respect to the Class A common stock of Visa Inc. The calculation agent will determine the closing price for each coupon determination date, which will be the closing

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

price of the underlying stock on the applicable coupon determination date, subject to any anti-dilution adjustments. The calculation agent will have discretion to adjust the closing prices of the underlying stocks on the applicable coupon determination date or to determine them in a different manner as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Anti-Dilution Adjustments” below.

Payment at Maturity

If your securities are not automatically called, for each $10 principal amount of your securities we will pay you on the stated maturity date an amount equal to:

•	if the final share price of each underlying stock is greater than or equal to its coupon threshold level, $10.00 plus the final coupon;
•

if the final share price of any underlying stock is less than its coupon threshold level but the final share price of each underlying stock is greater than or equal to its downside threshold level, $10.00; or

•	if the final share price of any underlying stock is less than its downside threshold level, the product of (i) $10 times (ii) the worst performing share performance factor.

The downside threshold level is $69.756 with respect to a common share of American Express Company, $189.774 with respect to the Class A common stock of Mastercard Incorporated and $115.95 with respect to the Class A common stock of Visa Inc. (in each case, 60.00% of such underlying stock’s initial share price).

With respect to each underlying stock, the share performance factor equals the quotient of (a) the final share price divided by (b) the initial share price.

The worst performing underlying stock is the underlying stock with the lowest share performance factor. The worst performing share performance factor is the share performance factor of the worst performing underlying stock.

With respect to each underlying stock, the calculation agent will determine the final share price, which will be the closing price of one share of such underlying stock on the exchange on which it has its primary U.S. listing on the determination date. However, the calculation agent will have discretion to adjust the closing price on the determination date or to determine it in a different manner as described under “ — Consequences of a Market Disruption Event or a Non-Trading Day” and “— Anti-Dilution Adjustments” below.

Determination Date

The determination date is the last coupon determination date, January 29, 2024, unless the calculation agent determines that, with respect to any underlying stock, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In the event the originally scheduled determination date is a non-trading day with respect to any underlying stock, the determination date will be the first day thereafter that is a trading day for all underlying stocks (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to an underlying stock on that day. If a market disruption event with respect to an underlying stock occurs on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each underlying stock has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing price of each underlying stock will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day” below.  (In such case, the determination date may differ from the date on which the price of an underlying stock is determined for the purpose of the calculations to be performed on the determination date.)  In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events.  On such last possible determination date, if a market disruption event occurs or is continuing with respect to an underlying stock that has not yet had such a trading day on which no market disruption event has occurred

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

or is continuing or if such last possible day is not a trading day with respect to such underlying stock, that day will nevertheless be the determination date.

Stated Maturity Date

The stated maturity date is February 1, 2024, unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described under “— Determination Date” above, the stated maturity date will also be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. The calculation agent may postpone the determination date — and therefore the stated maturity date — if a market disruption event occurs or is continuing on any day that would otherwise be the determination date. We describe market disruption events under “— Special Calculation Provisions — Market Disruption Event” below.

Contingent Quarterly Coupon and Coupon Payment Dates

The contingent quarterly coupons will be calculated and paid as described in this prospectus supplement.

The coupons on the offered securities will be paid on the coupon payment dates (the dates specified in the table under “ — Coupon payment dates” in the “Final Terms” section above, unless, for any such coupon payment date, that day is not a business day, in which case such coupon payment date will be postponed to the next following business day; if the coupon determination date is postponed as described under “ — Coupon Determination Dates” below, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon determination date to and including the actual coupon determination date).

Coupon Determination Dates

The coupon determination dates are the dates specified in the table under “ — Coupon determination dates” in the “Final Terms” section above, unless the calculation agent determines that, with respect to any underlying stock, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day.  In the event the originally scheduled coupon determination date is a non-trading day with respect to any underlying stock, the coupon determination date will be the first day thereafter that is a trading day for all underlying stocks (the “first qualified coupon trading day”) provided that no market disruption event occurs for an underlying stock on that day.  If a market disruption event with respect to an underlying stock occurs on the originally scheduled coupon determination date or the first qualified coupon trading day, the coupon determination date will be the first following trading day on which the calculation agent determines that each underlying stock has had at least one trading day (from and including the originally scheduled coupon determination date or the first qualified coupon trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing price of each underlying stock for that coupon determination date will be determined on or prior to the postponed coupon determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day” below.  (In such case, the coupon determination date may differ from the date on which the price of an underlying stock is determined for the purpose of the calculations to be performed on the coupon determination date.)  In no event, however, will the coupon determination date be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible coupon determination date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to an underlying stock that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlying stock, that day will nevertheless be the coupon determination date.

Call Payment Dates

If your securities are automatically called on any call observation date, on the corresponding call payment date (the coupon payment date immediately after the applicable call observation date, subject to adjustment as provided under “— Contingent Quarterly Coupon and Coupon Payment Dates” above, pursuant to which such call payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled call observation date to and including the actual call observation date) you will receive an amount in cash equal to $10 for each $10 principal amount of your securities in addition to the contingent quarterly coupon then due.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Call Observation Dates

The call observation dates are each coupon determination date specified in the table under “ — Coupon determination dates” in the “Final Terms” section above, commencing on July 29, 2021 and ending on October 30, 2023, subject to adjustment as described under “— Coupon Determination Dates” above.

Consequences of a Market Disruption Event or a Non-Trading Day

With respect to any underlying stock, if a market disruption event occurs or is continuing on a day that would otherwise be a coupon determination date or the determination date, or such day is not a trading day, then such coupon determination date or the determination date will be postponed as described under “— Coupon Determination Dates” or “— Determination Date” above.  If any coupon determination date or the determination date is postponed to the last possible date due to the occurrence of serial non-trading days, the price of each underlying stock will be the calculation agent’s assessment of such price, in its sole discretion, on such last possible postponed coupon determination date or determination date, as applicable.  If any coupon determination date or the determination date is postponed due to a market disruption event with respect to any underlying stock, the closing price of each underlying stock with respect to such coupon determination date or the final share price with respect to the determination date, as applicable, will be calculated based on (i) for any underlying stock that is not affected by a market disruption event on (A) the applicable originally scheduled coupon determination date or the first qualified coupon trading day thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing price of the underlying stock on that date, (ii) for any underlying stock that is affected by a market disruption event on (A) the applicable originally scheduled coupon determination date or the first qualified coupon trading day thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing price of the underlying stock on the first following trading day on which no market disruption event exists for such underlying stock and (iii) the calculation agent’s assessment, in its sole discretion, of the price of any underlying stock on the last possible postponed coupon determination date or determination date, as applicable, with respect to such underlying stock as to which a market disruption event continues through the last possible postponed coupon determination date or determination date.  As a result, this could result in the closing price on any coupon determination date or final share price on the determination date of each underlying stock being determined on different calendar dates.  For the avoidance of doubt, once the closing price for an underlying stock is determined for a coupon determination date or determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Anti-dilution Adjustments

The calculation agent will adjust the closing price of an underlying stock on a coupon determination date or the determination date, as applicable, only if an event described under one of the six subsections beginning with “— Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described below do not cover all events that could affect the closing price of an underlying stock on a coupon determination date or the determination date, as applicable, such as an issuer tender or exchange offer for such underlying stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such underlying stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Securities — You Have Limited Anti-dilution Protection” above.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the closing price of an underlying stock on a coupon determination date or the determination date, as applicable. With respect to an underlying stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

•

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the underlying stock or other property that must be used to determine the closing price of the underlying stock on a coupon determination date or the determination date, as applicable. For example, if no adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required at a time, the reference amount for that time will be one share of the underlying stock. In that case, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, will be the closing price of one share of the underlying stock on the applicable coupon determination date or the determination date. We describe how the closing price will be determined under “— Special Calculation Provisions” below.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

If an adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required because one of the dilution events described in the first five subsections below — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the underlying stock or a half share of the underlying stock, depending on the event. In that example, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, would be the price (determined as specified under “— Special Calculation Provisions — Closing Price” below) at the close of trading on the applicable coupon determination date or the determination date of two shares of the underlying stock or a half share of the underlying stock, as applicable.

If an adjustment described under this subsection entitled “— Anti-dilution Adjustments” is required at a time because one of the reorganization events described under “— Reorganization Events” below — these involve events in which cash, securities or other property is distributed in respect of the underlying stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the underlying stock, plus one share of the underlying stock if the underlying stock remains outstanding. In that event, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, would be the value of the adjusted reference amount at the close of trading on such coupon determination date or the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections that follow.

•

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the underlying stock, the underlying stock price will be the closing price (determined as described under “— Special Calculation Provisions — Closing Price” below) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the underlying stock, the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Reorganization Events — Adjustments for Reorganization Events” below at the applicable time.

•

Step Three. Having determined the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, in step two, the calculation agent will use such price to calculate the coupon payable on the applicable coupon payment date, if any, or the amount payable at maturity.

If more than one event requiring adjustment as described in this subsection entitled “— Anti-dilution Adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing price of the underlying stock on a coupon determination date or the determination date, as applicable, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the applicable coupon determination date or the determination date, as applicable.

The calculation agent will adjust the reference amount for each reorganization event described under “— Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the underlying stock price that would apply without the adjustment. The closing price of the underlying stock on a coupon determination date or the determination date, as applicable, resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The Goldman Sachs Group, Inc., as guarantor, relative to your securities, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The following six subsections describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If an underlying stock is subject to a stock split, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount — i.e., the reference amount before that adjustment — plus the product of (1) the number of additional shares issued in the stock split with respect to one share of such underlying stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the first day on which such underlying stock trades without the right to receive the stock split occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an underlying stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the prior reference amount times the quotient of (1) the number of additional shares of such underlying stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of such underlying stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an underlying stock is subject to a stock dividend, then the calculation agent will adjust the reference amount to equal the sum of the prior reference amount plus the product of (1) the number of additional shares issued in the stock dividend with respect to one share of such underlying stock times (2) the prior reference amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

The ex-dividend date for any dividend or other distribution is the first day on which an underlying stock trades without the right to receive that dividend or other distribution.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Other Dividends and Distributions

The reference amount is not required to be adjusted to reflect dividends or other distributions paid with respect to an underlying stock, other than:

•	stock dividends described above,
•	issuances of transferable rights and warrants as described under “— Transferable Rights and Warrants” below,
•	distributions that are spin-off events described under “— Reorganization Events” below, and
•	extraordinary dividends described below.

A dividend or other distribution with respect to an underlying stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs with respect to an underlying stock, the calculation agent will adjust the reference amount to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing price of such underlying stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The reference amount will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

The extraordinary dividend amount with respect to an extraordinary dividend for an underlying stock equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such underlying stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such underlying stock, or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on an underlying stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the reference amount only as described under “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

With respect to an underlying stock, if the underlying stock issuer issues transferable rights or warrants to all holders of the underlying stock to subscribe for or purchase underlying stock at an exercise price per share that is less than the closing price of the underlying stock on the trading day immediately preceding the ex-dividend date for the issuance, then the reference amount will be adjusted by multiplying the prior reference amount by the following fraction:

•

the numerator will be the number of shares of the underlying stock outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the underlying stock offered for subscription or purchase under those transferable rights or warrants, and

•

the denominator will be the number of shares of the underlying stock outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the underlying stock that the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase would purchase at the closing price of the underlying stock on the trading day immediately preceding that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day immediately preceding that ex-dividend date.

The reference amount will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Reorganization Events

With respect to an underlying stock, each of the following is a reorganization event:

•	the underlying stock is reclassified or changed,
•

the underlying stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and either is not the surviving entity or is the surviving entity but all the outstanding shares of the underlying stock are reclassified or changed,

•

the underlying stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another entity or person to purchase or otherwise obtain all of the outstanding shares of the underlying stock, such that all of the outstanding shares of the underlying stock (other than shares of the underlying stock owned or controlled by such other entity or person) are transferred, or irrevocably committed to be transferred, to another entity or person,

•

the underlying stock issuer or any subsidiary of the underlying stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the underlying stock issuer is the surviving entity and all the outstanding shares of the underlying stock (other than shares of the underlying stock owned or controlled by such other entity or person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the underlying stock immediately following such event,

•	the underlying stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,
•

the underlying stock issuer effects a spin-off — that is, issues to all holders of the underlying stock equity securities of another issuer, other than as part of an event described in the four bullet points above,

•	the underlying stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•

any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the underlying stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the underlying stock or by the primary securities exchange on which the underlying stock or listed options on the underlying stock are traded, and will ultimately be determined by the calculation agent in its sole discretion.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an underlying stock, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property distributed in respect of one share of the underlying stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. We define the term “distribution property” below. For purposes of the four-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for the underlying stock on the applicable date will be the underlying stock price described in step two, and the calculation agent will determine the coupon payable on a coupon payment date, if any, or the payment at maturity as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price (calculated according to the same methodology as specified in this prospectus supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of an underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property,

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if an underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if an underlying stock issuer merges into another company and each share of such underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of underlying stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustments” as if the common shares of the surviving company were such underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable coupon determination date or the determination date, as applicable.

Distribution Property

When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of an underlying stock — or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, or any other reorganization event after which an underlying stock remains outstanding, the distribution property also includes one share of such underlying stock — or other applicable reference amount — in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for an underlying stock as described above. Consequently, in this prospectus supplement, when we refer to an underlying stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to an underlying stock issuer, we mean any successor entity in a reorganization event.

Limited Events of Default

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

Default Amount on Acceleration

If an event of default occurs and the maturity of your security is accelerated, we will pay the default amount in respect of the principal of your security at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series F medium-term securities, which include your securities, are entitled to take any action under the indenture, we will treat the outstanding principal amount of each offered security as the outstanding principal amount of that security. Although the terms of the offered securities differ from those of the other Series F medium-term securities, holders of specified percentages in principal amount of all Series F medium-term securities, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term securities, including your securities, except with respect to certain Series F medium-term securities if the terms of such securities specify that the holders of specified percentages in the principal amount of all such

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

securities must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term securities or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the securities that only affect certain debt securities may be made with the approval of holders of a majority of the principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your security at maturity will be made to an account designated by the holder of your security and approved by us, or at the office of the trustee in New York City, but only when your security is surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding whether a coupon will be paid on any coupon payment date, whether your securities will be automatically called, each final share price, anti-dilution adjustments, market disruption events, coupon determination dates, business days, trading days and the payment at maturity. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that GS&Co., our affiliate, is currently serving as the calculation agent as of the original issue date of your security. We may change the calculation agent for your security at any time after the original issue date without notice, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to us.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your securities, we mean a day that is a New York business day as described under “Description of Debt Securities We May Offer — Calculations of Interest on Debt Securities — Business Days” on page 21 in the accompanying prospectus.  A day is a scheduled business day if, as of the pricing date, such day is scheduled to be a New York business day.

Trading Day

When we refer to a trading day with respect to an underlying stock, we mean a day on which the principal securities market for such underlying stock is open for trading.

Closing Price

The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day; or
•	if that security is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates. The closing price is subject to adjustment as described under “— Anti-dilution Adjustments” above.

Default Amount

The default amount for your securities on any day (except as provided in the last sentence under “—Default Quotation Period” below) will be an amount, in the specified currency for the principal of your securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your securities as of that day and as if no default or acceleration had occurred, or to undertake

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

other obligations providing substantially equivalent economic value to you with respect to your securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your securities, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this paragraph.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your security.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

Any of the following will be a market disruption event with respect to an underlying stock:

•

a suspension, absence or material limitation of trading in the underlying stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying stock, in the primary markets for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the underlying stock is not trading on what was the primary market for the underlying stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered securities. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

The following events will not be market disruption events with respect to an underlying stock:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlying stock, or on which option or futures contracts relating to an underlying stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlying stock or in option or futures contracts relating to an underlying stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or
•	an imbalance of orders relating to that underlying stock or those contracts, or
•	a disparity in bid and ask quotes relating to that underlying stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

A market disruption event with respect to one underlying stock will not, by itself, constitute a market disruption event for any other unaffected underlying stock.

As is the case throughout this prospectus supplement, references to the underlying stock in this description of market disruption events include securities that are part of any adjusted reference amount, as determined by the calculation agent in its sole discretion.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Use of Proceeds

We will lend the net proceeds from the sale of the offered securities to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. will use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered securities as described below.

Hedging

In anticipation of the sale of the offered securities, we and/or our affiliates have entered into or expect to enter into hedging transactions involving purchases of the underlying stocks and listed or over-the-counter options, futures or other instruments linked to the underlying stocks on or before the pricing date. In addition, from time to time, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered securities and perhaps in connection with other securities we issue, some of which may have returns linked to underlying stocks. Consequently, with regard to your securities, from time to time, we and/or our affiliates:

•	expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the underlying stocks,
•	may take or dispose of positions in the securities of the underlying stock issuers themselves,
•

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market, and/ or

•

may take short positions in the underlying stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may also acquire a long or short position in securities similar to your securities from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered securities and perhaps relating to other securities with returns linked to the underlying stocks. We expect these steps to involve sales of instruments linked to the underlying stocks on or shortly before the determination date. These steps may also involve sales and/or purchases of the underlying stocks, or listed or over-the-counter options, futures or other instruments linked to the underlying stock or indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of your securities from time to time and the amount we will pay on your securities at maturity. See “Additional Risk Factors Specific to Your Securities” above for a discussion of these adverse effects.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

 The Underlying Stocks

Where Information About the Underlying Stock Issuers Can Be Obtained

The underlying stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the underlying stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We Obtained the Information About the Underlying Stock Issuers From the Underlying Stock Issuers’ Public Filings

This prospectus supplement relates only to your security and does not relate to the underlying stocks or other securities of the underlying stock issuers. We have derived all information about the underlying stock issuers in this prospectus supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stocks — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuers could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuers, including making loans to or equity investments in the underlying stock issuers or providing advisory services to the underlying stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuers. As an investor in a security, you should undertake such independent investigation of the underlying stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Historical Closing Prices of the Underlying Stocks

The closing prices of the underlying stocks have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stocks have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of any underlying stocks during the period shown below is not an indication that such underlying stocks are more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of an underlying stock as an indication of the future performance of an underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlying stock will result in your receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks. Before investing in the offered securities, you should consult publicly available information to determine the relevant prices of the underlying stock between the date of this prospectus supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent share prices of the underlying stocks. The actual performance of an underlying stock over the life of the offered securities, as well as the amount payable at maturity, may bear little relation to the historical prices shown below.

The tables below show the high, low and period end closing prices of each underlying stock for each of the four calendar quarters in 2016, 2017, 2018, 2019 and 2020 and the first calendar quarter of 2021 (through January 29, 2021), adjusted for corporate events, if applicable. We obtained the underlying stock prices listed in the tables below from Bloomberg Financial Services, without independent verification.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Historical Quarterly High, Low and Period End Closing Prices of American Express Company

	High	Low	Period End
2016
Quarter ended March 31	$67.59	$51.11	$61.40
Quarter ended June 30	$66.41	$57.67	$60.76
Quarter ended September 30	$66.24	$59.15	$64.04
Quarter ended December 31	$75.32	$59.90	$74.08
2017
Quarter ended March 31	$81.92	$75.32	$79.11
Quarter ended June 30	$84.24	$75.55	$84.24
Quarter ended September 30	$90.46	$83.74	$90.46
Quarter ended December 31	$99.70	$90.54	$99.31
2018
Quarter ended March 31	$101.64	$88.34	$93.28
Quarter ended June 30	$102.70	$91.00	$98.00
Quarter ended September 30	$111.11	$97.84	$106.49
Quarter ended December 31	$112.89	$89.50	$95.32
2019
Quarter ended March 31	$113.55	$93.43	$109.30
Quarter ended June 30	$124.92	$109.85	$123.44
Quarter ended September 30	$128.57	$116.80	$118.28
Quarter ended December 31	$125.77	$112.54	$124.49
2020
Quarter ended March 31	$136.93	$68.96	$85.61
Quarter ended June 30	$113.67	$73.60	$95.20
Quarter ended September 30	$107.27	$90.57	$100.25
Quarter ended December 31	$125.04	$91.07	$120.91
2021
Quarter ending March 31 (through January 29, 2021)	$128.94	$114.09	$116.26

Historical Quarterly High, Low and Period End Closing Prices of Mastercard Incorporated

	High	Low	Period End
2016
Quarter ended March 31	$94.99	$80.65	$94.50
Quarter ended June 30	$98.38	$88.06	$88.06
Quarter ended September 30	$102.12	$86.83	$101.77
Quarter ended December 31	$107.02	$100.18	$103.25
2017
Quarter ended March 31	$112.83	$105.00	$112.47
Quarter ended June 30	$125.90	$111.22	$121.45
Quarter ended September 30	$142.49	$120.78	$141.20
Quarter ended December 31	$154.19	$141.82	$151.36
2018
Quarter ended March 31	$183.24	$151.91	$175.16
Quarter ended June 30	$203.21	$169.70	$196.52
Quarter ended September 30	$222.61	$196.29	$222.61
Quarter ended December 31	$223.77	$174.65	$188.65
2019
Quarter ended March 31	$235.87	$181.18	$235.45
Quarter ended June 30	$266.79	$235.91	$264.53
Quarter ended September 30	$292.08	$256.84	$271.57
Quarter ended December 31	$300.74	$260.85	$298.59

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

	High	Low	Period End
2020
Quarter ended March 31	$344.56	$203.30	$241.56
Quarter ended June 30	$313.15	$228.61	$295.70
Quarter ended September 30	$366.12	$290.18	$338.17
Quarter ended December 31	$356.94	$288.64	$356.94
2021
Quarter ending March 31 (through January 29, 2021)	$353.85	$315.49	$316.29

Historical Quarterly High, Low and Period End Closing Prices of Visa Inc.

	High	Low	Period End
2016
Quarter ended March 31	$76.78	$67.77	$76.48
Quarter ended June 30	$81.65	$73.34	$74.17
Quarter ended September 30	$83.36	$74.06	$82.70
Quarter ended December 31	$83.36	$75.43	$78.02
2017
Quarter ended March 31	$90.24	$79.50	$88.87
Quarter ended June 30	$96.55	$88.68	$93.78
Quarter ended September 30	$106.21	$93.25	$105.24
Quarter ended December 31	$114.35	$105.31	$114.02
2018
Quarter ended March 31	$126.31	$113.86	$119.62
Quarter ended June 30	$136.28	$117.70	$132.45
Quarter ended September 30	$150.09	$131.45	$150.09
Quarter ended December 31	$150.79	$121.73	$131.94
2019
Quarter ended March 31	$156.19	$128.13	$156.19
Quarter ended June 30	$173.85	$157.26	$173.55
Quarter ended September 30	$185.74	$168.86	$172.01
Quarter ended December 31	$189.39	$169.83	$187.90
2020
Quarter ended March 31	$213.31	$135.75	$161.12
Quarter ended June 30	$200.48	$151.85	$193.17
Quarter ended September 30	$216.48	$189.02	$199.97
Quarter ended December 31	$218.73	$180.87	$218.73
2021
Quarter ending March 31 (through January 29, 2021)	$217.76	$193.25	$193.25

The graphs below show the daily historical closing prices of each underlying stock from January 1, 2016 through January 29, 2021, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

According to publicly available information, American Express Company is a payments company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-07657.

Historical Performance of American Express Company

Closing Level
150
125
100
75
50
25
0
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

According to publicly available information, Mastercard Incorporated is a technology company in the payments industry. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32877.

Historical Performance of Mastercard Incorporated

400
350
300
250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

According to publicly available information, Visa Inc. is a digital payments company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33977.

Historical Performance of Visa Inc.

250
200
150
100
50
0
Closing Level
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	a tax exempt organization;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a partnership;
•	a person that owns a security as a hedge or that is hedged against interest rate risks;
•	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underlying stocks. Except as otherwise stated below, the discussion below assumes that the securities will be so treated.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Contingent quarterly coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding any amounts attributable to accrued and unpaid contingent quarterly coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in your securities will generally be equal to the amount that you paid for the securities. Such capital gain or loss should generally be short-term capital gain or loss if you hold the securities for one year or less, and should be long-term capital gain or loss if you hold the securities for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether any underlying stock issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code.  If any underlying stock issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder.  You should refer to information filed with the SEC with respect to each underlying stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if a particular underlying stock issuer is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a security at other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described under “Tax Treatment”, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the contingent quarterly coupon payments in income as you receive them but instead you should reduce your basis in your securities by the amount of contingent quarterly coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your securities as notional principal contracts. It is also possible that the contingent quarterly coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

You should consult your tax advisor as to possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of the securities and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent quarterly coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the contingent quarterly coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the contingent quarterly coupon payments were characterized as contract fees). Withholding also may not apply to contingent quarterly coupon payments made to you if: (i) the contingent quarterly coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the contingent quarterly coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the securities should consult their tax advisor in this regard.

We will not attempt to ascertain whether any underlying stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any underlying stock issuer was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to each underlying stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if a particular underlying stock issuer is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stocks during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the securities are acquired by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the securities, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan), and propose to invest in the securities, you should consult your legal counsel.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Supplemental Plan of Distribution

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this prospectus supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $0.25 for each security it sells. It has informed us that it intends to internally allocate $0.05 of the selling concession for each security as a structuring fee. GS&Co. will receive an underwriting discount of $0.0175 for each security. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

We will deliver the securities against payment therefore in New York, New York on February 3, 2021. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Any securities which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and the accompanying prospectus supplement may not be offered, sold or otherwise made available to any retail investor in the European Economic Area or in the United Kingdom (each, a “Relevant State”. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in any Relevant State has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in any Relevant State may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)

a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and
(b)

the expression an “offer” includes the communication in any form and by any means of   sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

The securities may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The securities are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the securities by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the securities, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the securities.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

January 2021

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this prospectus supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 1, 2020, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on July 1, 2020.

January 2021

   $3,005,000

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Performance of the Worst-Performing of a Common Share of American Express Company, the Class A Common Stock of Mastercard Incorporated and the Class A Common Stock of Visa Inc. due February 1, 2024

Principal at Risk Securities

Goldman Sachs & Co. LLC